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                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                     FOR REGISTRATION OF CERTAIN CLASSES OF
                   SECURITIES PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                          PEACOCK FINANCIAL CORPORATION
              (Exact name of registrant as specified in it charter)

       COLORADO                                                   87-0410039
-----------------------                                      -------------------
(State of incorporation                                       (I.R.S. Employee
  or organization)                                           Identification No.)

2531 SAN JACINTO AVENUE, SAN JACINTO, CALIFORNIA                      92583
--------------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class             Name of Each Exchange on Which
          to be so Registered             Each Class is to be Registered
          -------------------             ------------------------------
            Not Applicable                        Not Applicable
    ________________________________      _______________________________
    ________________________________      _______________________________
    ________________________________      _______________________________

If this form related to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instructions A. (c), check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities Act registration statement file number to which this form relates:
(if applicable): 2-91651-D

Securities to be registered pursuant to Section 12(g) of the Act:

                         COMMON STOCK, $0.001 PAR VALUE
                         ------------------------------
                                (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
         --------------------------------------------------------

         This registration statement relates to the registration with the Securities and Exchange Commission of shares of common stock, par value $0.001 per share (the "Common Stock"), of Peacock Financial Corporation (the "Registrant"). The following includes a description of the Common Stock of the Registrant to be registered hereunder:

COMMON STOCK

         All of the shares of Common Stock have equal rights, preferences and privileges. The holders of outstanding shares of the Registrant's Common Stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the Registrant's Board of Directors may, from time to time, determine. Each stockholder is entitled to one vote per share of Common Stock held on all matters on which the holders of Common Stock are entitled to vote.

         The Registrant's stockholders are not entitled to cumulate their votes for the election of directors or for any other purpose. In the event of a dissolution, all of the stockholders share equally in distributions. The holders of shares of Common Stock are not entitled to any preemptive or preferential right to subscribe to any unissued stock.

         All of the outstanding shares of Common Stock are validly issued, fully paid and nonassessable.

ITEM 2.  EXHIBITS
         --------

EXHIBIT
NUMBER                               DESCRIPTION
------                               -----------

     3.1          Articles of Incorporation of Registrant and amendments thereto

     3.2          Bylaws of Registrant

     4.1          Specimen Common Stock Certificate


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 20, 2000                      PEACOCK FINANCIAL CORPORATION


                                               By: /S/ Steven R. Peacock
                                                  ------------------------------
                                                    Steven R. Peacock, President